Exhibit 10.1

SECURED PROMISSORY NOTE FINANCING AND PARTICIPATION RIGHTS IN POWIN ENERGY

MARCH 16, 2017

Issuer:	Powin Energy Corporation, a Nevada corporation trading symbol "PWON" ("Company").

Investor:	Wolf Creek Capital, LLC (the "Investor'').

Closing Date:	March 16, 2017

Promissory Notes:
The Company hereby issues this promissory note (the "Note") in exchange for $2,000,000 loaned by the Investor. The Note has the following principal provisions:

Maturity: Unless earlier repaid or converted, the outstanding principal and unpaid accrued interest on the Note is due and payable upon request of the Investor made on or after the date which is twenty-four (24) months from the initial Closing Date listed above (the "Maturity Date").

Interest: Simple interest will accrue on an annual basis at the rate of 6% per annum based on 365 days in a year.

Future Participation Right: If the Company issues equity securities ("Equity Securities") within twenty-four (24) months of the issuance of this Note in a transaction or series of related transactions resulting in aggregate gross proceeds to the Company of not less than $20,000,000, with a blended valuation of of the Company of at least $100,000,000 (not including this Participation Right) and with the principal  purpose of raising capital (a "Qualified Financing"), then Investor shall have the right to participate  in the Qualified  Financing  and convert the first $1,000,000 of proceeds of this Note (including accruing and unpaid interest) to Equity Securities issued pursuant to the Qualified Financing at 90% of the price per share paid by the other purchasers of the Equity Securities in the Qualified Financing. In addition, the Investor shall have the right to participate in the Qualified Financing and convert all additional proceeds, beyond the first $1,000,000 (including accruing and unpaid interest) to Equity Securities issued pursuant to the Qualified Financing at the price per share paid by the other purchasers of the Equity Securities in the Qualified Financing.

Change of Control: If the Company is acquired prior to the Qualified Financing, Investor will receive cash repayment equal to the outstanding principal and accrued but unpaid interest.

Pre-Payment: The principal and accrued interest may be prepaid at any time. However, the Company will provide the Investor with at least fifteen (15) days' notice prior to repayment in order for the Investor to determine if it desires to convert the debts documented herein to Equity Securities.

Securitv: This Note will be secured by a security interest in the assets of PPA Grand Johanna, LLC which owns and operates the 2MW Battery Storage Project in Irvine California (the "Security Interest' ). In the event of a default in payment to the Investor under this Note that is not cured within fifteen (15) days of written notice of default from the Investor, Investor may exercise its security interest on PPA Grand Johanna, LLC. In addition, Joseph Lu hereby provides a personal guaranty to the Investor, personally guaranteeing $1,000,000 of this Note to the Investor.

Use of Proceeds:	The proceeds from the Note will be used for working capital and general corporate purposes for the Company.

Amendment:	The Note may be amended in writing by the Company and the Investor.

Expenses:	The Company and Investor will each bear their own legal and other expenses with respect to the preparation and execution of this Note.

Closing Conditions:
The following conditions to the Closing must be satisfied prior to the Closing Date:
(a) completion of financial and legal due diligence to the satisfaction of Investor;
(b) qualification of the issuance of the Note under applicable "Blue Sky" laws; and
(c) no material adverse change in the Company's business prospects has occurred prior to the Closing Date.

Governing Law:
Regardless of the place of contract, place of performance, or otherwise, this Secured Promissory Note and all amendments, modifications or supplements to it, must be construed under, and be governed by, the laws of the State of Oregon, without giving effect to the principles of law (such as conflicts of law or choice of law rules) that might make the law of some other jurisdiction applicable.

[ SIGNATURE APPEAR ON THE FOLLOWING PAGE]

COMPANY: POWIN ENERGY CORPORATION

By: /s/ Geoffrey L. Brown
President

INVESTOR: WOLF CREEK CAPITAL, LLC

By:/s/ Ty Measom

Name: Ty Measom
Title: Manager

GUARANTY OF $l,000,000:

By: /s/ Joseph Lu
Name: Joseph Lu